Exhibit 99.1

Cuentas Rescinds Limecom Stock Purchase Agreement and Reduces Debt by Over $3.3 Million

MIAMI, Feb. 05, 2019 (GLOBE NEWSWIRE) -- Cuentas, Inc. (CUENTAS) (OTCQB:CUEN), a Financial Technology (FinTech) service provider delivering mobile banking, online banking, prepaid debit and digital content services to unbanked, underbanked and underserved communities, announced today that it has rescinded its Stock Purchase Agreement with Limecom, Inc. which will further reduce its debt by over $3.3 Million.

Cuentas’s debt reduction of $3.3 Million includes monies owed to Heritage Ventures Limited (Heritage) and employees of Limecom. According to the Amendment to Stock Purchase Agreement executed January 29, 2019, a scheduled payment of $2 million to Heritage for the Stock Purchase Agreement regarding Limecom was cancelled. Pending loans to Heritage for $750,000 were exchanged for 90,000 shares of CUEN. Additionally, several executives, employees and contractors of Limecom converted $572,448 of compensation for 18,576 CUEN shares, accepting a Company valuation of $50 million.

“Cuentas has made important decisions during the past week to eliminate over $5.7 Million in debt. This includes over $3.3 Million in debt effective immediately from the Limecom rescission and an additional $2.4 million in debt once its agreement with a Debtor is completed within the next 90 days,” stated Arik Maimon, CEO of Cuentas, Inc. “These two debt reductions should be key to improving Cuentas’s financial balance sheet and should put Cuentas in the closest point ever to launch its unique financial technology product and soon release its mobile applications that have been in development for the last few years,” added Maimon.

“With the abovementioned items being fulfilled, Cuentas is now ready to close on the upcoming FinTech acquisition that the Company announced on Sept. 5, 2018 that should be significant for the company’s NASDAQ uplisting requirement,” said Michael De Prado, President & COO of Cuentas. “Preparing Cuentas financially for its upcoming, exciting FinTech projects should help to drive future profitability to the company,” added De Prado.

About Cuentas, Inc.

Cuentas, Inc. (OTCQB: CUEN) is a corporation headquartered in Miami, Florida, which, through its operating subsidiaries, engages in the business of using proprietary technology and certain licensed technology to provide innovative Mobile Banking and Mobile Payment solutions to underserved, unbanked, and emerging markets. Learn more at http://www.cuentas.com

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS"ESTIMATE", "ANTICIPATE", "BELIEVE", "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE INCLUDE STATEMENTS RELATING TO OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY.

For inquiries:

Dave Gentry

RedChip Companies Inc.

dave@redchip.com

+1-407-491-4498

Cuentas, Inc.

investor@cuentas.com

1-800-611-3622